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Exhibit 23.1

Consent of Stegman & Company

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
First Mariner Bancorp
Baltimore, Maryland

        We consent to the incorporation by reference in the Registration Statements (Nos. 333-60961, 333-60963, 333-60967, 333-107669, 333-114073, 333-122464, and 333-170903) on Form S-8 and (No. 333-107670) on Form S-3 of First Mariner Bancorp of our report dated March 29, 2011, relating to the 2010 consolidated financial statements included in the annual report on Form 10-K of First Mariner Bancorp, for the year ended December 31, 2010.

Baltimore, Maryland
March 29, 2011

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  Exhibit 23.1
Consent of Stegman & Company
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS